EXHIBIT 99.1

                       Press Release dated April 16, 2001


DOWNEY FINANCIAL CORP.
--------------------------------------------------
 N   E   W   S       R   E   L   E   A   S   E

                                                For further information contact:
                                                Thomas E. Prince
                                                Chief Financial Officer
                                                (949)509-4440


                     DOWNEY ANNOUNCES FIRST QUARTER EARNINGS

     Newport Beach,  California - April 16, 2001 - Downey Financial Corp. (NYSE:
DSL) reported that net income for the first quarter of 2001 totaled $25.9 million or $0.91 per share on a diluted basis. This represents an increase of 18.5% over the $21.8 million or $0.77 per share of first quarter 2000, if the $5.6 million or $0.20 per share after-tax gain from the sale of Downey's indirect automobile finance subsidiary is excluded from the year-ago results. Including the gain, net income in the first quarter of 2000 totaled $27.4 million or $0.97 per share.

     Highlights of the first quarter compared to a year ago (excluding the gain from the sale of the indirect automobile finance subsidiary) include:

     o    a 10.8%  increase in assets and a 25.1%  increase in  deposits;
     o net income from banking operations of $25.3 million, up $5.2 million or 25.6%;
     o    an improved efficiency ratio of 45.9%, compared to 49.5%;
     o    a return on average  shareholders'  equity of 16.28%,  up from 16.07%;
          and
     o    non-performing assets of 0.53% of total assets, compared to 0.40%.

     Daniel D. Rosenthal, President and Chief Executive Officer commented, "We are pleased with our 2001 first quarter results, although the new year has presented us with a challenging business environment. The decline in interest rates has increased borrower preference for fixed rate loans and, as a result, we are experiencing increased levels of refinance activity. This preference allowed us to originate more fixed rate loans, which are held for sale in the secondary market. However, this borrower preference makes it more difficult to originate a significant volume of adjustable rate loans to offset current prepayments. In addition, the lower interest rates and expectation of higher loan prepayments in future periods required us to make further additions this quarter to the valuation allowance for mortgage servicing rights associated with loans we have sold and currently service for others."

     Net interest income totaled $76.2 million in the first quarter of 2001, up $13.4 million or 21.3% between first quarters reflecting increases in both average earning assets and the effective interest rate spread. Average earning assets increased by $1.3 billion or 14.4% to $10.6 billion, while the effective interest rate spread increased to 2.87% from 2.71%. Not only was the effective interest rate spread above the year-ago quarter, it was also above the fourth quarter 2000 level of 2.71%.

     Provision for loan losses was $0.1 million in the current quarter, down from $0.8 million in the year-ago quarter. The allowance for loan losses was $34 million at March 31, 2001, essentially unchanged from year-end 2000. Net charge-offs totaled $0.4 million in the first quarter of 2001, down from $0.8 million a year ago.

     Total other income was $6.0 million in the first quarter of 2001, down $15.5 million from a year ago. Included in the year-ago amount was a $9.8 million gain from the sale of the indirect auto finance subsidiary. Excluding that gain, other income in the current quarter would have declined by $5.8 million. The adjusted decline was primarily in the categories of loan servicing fees and income from real estate held for investment. Loan servicing fees in the current quarter reflected a loss of $8.2 million compared to income of $0.3 million in the year-ago period. The current quarter loss resulted from a $8.3 million addition to the valuation allowance for mortgage servicing assets due to the continued drop in interest rates during the quarter and an increase in expected prepayments from the levels estimated at year end. Income from real estate held for investment declined by $2.1 million, due primarily to lower net gains on sales that totaled $0.4 million in the current quarter, compared to $1.7 million in the year-ago quarter. Those declines were partially offset by an increase of $4.4 million in loan and deposit related fees reflecting increases of $2.9 million in loan prepayment fees and $1.1 million in deposit related fees, and an increase of $0.3 million in net gains on sales of loans and mortgage-backed securities due to a higher volume of sales in the current quarter.

     Operating expense totaled $37.3 million in the current quarter, up $1.5 million from the first quarter of 2000. The increase was due to a $1.8 million or 5.0% increase in general and administrative expense. The increase in general and administrative expense was primarily due to higher costs associated with the increased number of branch locations and higher loan origination activity.

     At March 31, 2001, assets totaled $11.0 billion, up $1.1 billion or 10.8% from a year ago. Single family loan originations totaled $1.438 billion in the first quarter of 2001, down 4.1% from the $1.499 billion originated in the first quarter of 2000. Of the current quarter total, $641 million represented originations of loans for portfolio of which $135 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.8 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 73% represented "A-" credits, up from 71% at year-end 2000. In addition to single family loans, $29 million of other loans were originated in the quarter.

     At March 31, 2001, deposits totaled $8.7 billion, up $1.7 billion or 25.1% from a year ago. During the quarter, seven new in-store branches were opened, increasing total branches to 121, of which 56 were in-store. At quarter end, the average deposit size of our traditional branches was $116 million, while the average size of our in-store branches was $21 million.

     Non-performing assets increased $4 million during the quarter to $59 million or 0.53% of total assets. During the quarter, single family subprime non-performers increased $6 million and a $1 million commercial loan was placed on non-accrual. These increases were partially offset by a $4 million decline in single family non-performers.

     At March 31, 2001, Downey Financial Corp.'s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 6.55% and a risk-based capital ratio of 13.09%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

     Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

     For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

                                              DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                                                    Consolidated Balance Sheets

                                                                                     March 31,   December 31,    March 31,
(Dollars in Thousands, Except Per Share Data)                                           2001          2000          2000
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash ...........................................................................   $   114,316   $   108,202   $    84,459
Federal funds ..................................................................         7,601        19,601        20,200
---------------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents ..................................................       121,917       127,803       104,659
U.S. Treasury securities, agency obligations and other investment securities
    available for sale, at fair value ..........................................       255,891       305,615       191,085
Municipal securities held to maturity, at amortized cost (estimated market value of $6,534 at March 31, 2001 and December 31, 2000, and $6,709
    at March 31, 2000) .........................................................         6,550         6,550         6,727
Loans held for sale, at lower of cost or market ................................       446,264       251,572       157,717
Mortgage-backed securities available for sale, at fair value ...................         5,842        10,203        18,818
Loans receivable held for investment ...........................................     9,820,116     9,822,578     9,104,094
Investments in real estate and joint ventures ..................................        18,690        17,641        40,571
Real estate acquired in settlement of loans ....................................        11,634         9,942         7,115
Premises and equipment .........................................................       104,138       104,178       106,526
Federal Home Loan Bank stock, at cost ..........................................       108,223       106,356       107,637
Mortgage servicing rights, net .................................................        35,717        40,731        36,948
Other assets ...................................................................        96,120        90,694        77,112
---------------------------------------------------------------------------------------------------------------------------
                                                                                   $11,031,102   $10,893,863   $ 9,959,009
===========================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits .......................................................................   $ 8,708,275   $ 8,082,689   $ 6,961,378
Federal Home Loan Bank advances ................................................     1,457,046     1,978,348     2,248,964
Other borrowings ...............................................................           145           224           329
Accounts payable and accrued liabilities .......................................        64,138        54,236        45,327
Deferred income taxes ..........................................................        32,906        33,730        26,160
---------------------------------------------------------------------------------------------------------------------------
    Total liabilities ..........................................................    10,262,510    10,149,227     9,282,158
---------------------------------------------------------------------------------------------------------------------------

Company obligated mandatorily  redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company
    ("Capital Securities") .....................................................       120,000       120,000       120,000

STOCKHOLDERS' EQUITY
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
    outstanding none ...........................................................          --            --            --
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
    outstanding 28,211,048 shares at March 31, 2001, 28,205,741 shares
    at December 31, 2000 and 28,148,409 shares at March 31, 2000 ...............           282           282           281
Additional paid-in capital .....................................................        93,374        93,239        92,385
Accumulated other comprehensive income (loss) - unrealized gains (losses)
    on securities available for sale ...........................................         1,182           687        (2,038)
Retained earnings ..............................................................       553,754       530,428       466,223
---------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity .................................................       648,592       624,636       556,851
---------------------------------------------------------------------------------------------------------------------------
                                                                                   $11,031,102   $10,893,863   $ 9,959,009
===========================================================================================================================


                                              DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                                                 Consolidated Statements of Income

                                                                                    Three Months Ended
                                                                                         March 31,
                                                                               ----------------------------
(Dollars in Thousands, Except Per Share Data)                                      2001            2000
-----------------------------------------------------------------------------------------------------------
INTEREST INCOME:
     Loans receivable ......................................................   $    212,762    $    172,470
     U.S. Treasury securities and agency obligations .......................          4,410           2,914
     Mortgage-backed securities ............................................            128             352
     Other investments .....................................................          2,666           1,779
-----------------------------------------------------------------------------------------------------------
       Total interest income ...............................................        219,966         177,515
-----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
     Deposits ..............................................................        114,801          81,233
     Borrowings ............................................................         25,962          30,478
     Capital securities ....................................................          3,041           3,041
-----------------------------------------------------------------------------------------------------------
       Total interest expense ..............................................        143,804         114,752
-----------------------------------------------------------------------------------------------------------
     NET INTEREST INCOME ...................................................         76,162          62,763
PROVISION FOR LOAN LOSSES ..................................................             52             791
-----------------------------------------------------------------------------------------------------------
     Net interest income after provision for loan losses ...................         76,110          61,972
-----------------------------------------------------------------------------------------------------------
OTHER INCOME, NET:
     Loan and deposit related fees .........................................         10,230           5,823
     Real estate and joint ventures held for investment, net:
       Operations, net .....................................................          1,031           1,624
       Net gains on sales of wholly owned real estate ......................              2           1,421
       (Provision for) reduction of losses on real estate and joint ventures            (33)             43
     Secondary marketing activities:
       Loan servicing fees .................................................         (8,185)            251
       Net gains on sales of loans and mortgage-backed securities ..........          2,125           1,793
     Net gains on sales of investment securities ...........................            125            --
     Gain on sale of subsidiary ............................................           --             9,762
     Other .................................................................            656             760
-----------------------------------------------------------------------------------------------------------
       Total other income, net .............................................          5,951          21,477
-----------------------------------------------------------------------------------------------------------
OPERATING EXPENSE:
     Salaries and related costs ............................................         23,271          21,525
     Premises and equipment costs ..........................................          6,043           5,635
     Advertising expense ...................................................          1,176           1,873
     Professional fees .....................................................            577             820
     SAIF insurance premiums and regulatory assessments ....................            732             620
     Other general and administrative expense ..............................          5,339           4,888
-----------------------------------------------------------------------------------------------------------
       Total general and administrative expense ............................         37,138          35,361
-----------------------------------------------------------------------------------------------------------
     Net operation of real estate acquired in settlement of loans ..........             (2)            247
     Amortization of excess of cost over fair value of net assets acquired .            114             117
-----------------------------------------------------------------------------------------------------------
       Total operating expense .............................................         37,250          35,725
-----------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES .................................................         44,811          47,724
Income taxes ...............................................................         18,983          20,288
-----------------------------------------------------------------------------------------------------------
Net income before cumulative effect of change in accounting principle ......         25,828          27,436
Cumulative effect of change in accounting principle, net of income taxes ...             36            --
-----------------------------------------------------------------------------------------------------------
     NET INCOME ............................................................   $     25,864    $     27,436
===========================================================================================================
PER SHARE INFORMATION:
     Basic before cumulative effect of change in accounting principle ......   $       0.92    $       0.97
     BASIC AFTER CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE .......           0.92            0.97
===========================================================================================================
     Diluted before cumulative effect of change in accounting principle ....   $       0.91    $       0.97
     DILUTED AFTER CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE .....           0.91            0.97
===========================================================================================================
     CASH DIVIDENDS DECLARED AND PAID ......................................   $       0.09    $       0.09
===========================================================================================================
     Weighted average diluted shares outstanding ...........................     28,275,184      28,173,883
===========================================================================================================

                    DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                         Selected Financial Statistics
                  (Dollars in Thousands, Except Per Share Data)

                                                             Three Months Ended
                                                                  March 31,
                                                          ------------------------
                                                              2001          2000
                                                          ------------------------
Net income by business segment:
   Banking (a) .........................................    $25,309       $25,767
   Real estate investment ..............................        555         1,669
                                                          ------------------------
      Total net income .................................    $25,864       $27,436
                                                          ========================

Effective interest rate spread .........................       2.87%         2.71%
Return on average assets ...............................       0.94          1.14
Return on average equity ...............................      16.28         20.21

Loans for portfolio (b):
   Originations:
      One-to-four unit residential mortgages ...........  $ 506,062    $1,041,406
      One-to-four unit residential mortgages - subprime     135,043        89,449
      All other ........................................     28,964        72,731
   Repayments ..........................................   (705,116)     (378,211)
Loans originated for sale (b) ..........................    796,801       367,916

Increase in loans (including mortgage-backed securities)    187,869       534,566

Increase in assets .....................................    137,239       551,469

Increase in deposits ...................................    625,586       398,617

Increase (decrease) in borrowings ......................   (521,381)      126,513


                                                     March 31,  December 31,  March 31,
                                                       2001         2000        2000
                                                     ----------------------------------
Capital ratios (Bank only):
   Tangible capital ...........................        6.55%        6.42%        6.17%
   Core capital ...............................        6.55         6.42         6.17
   Risk-based capital .........................       13.09        12.94        12.30

Book value per share ..........................      $22.99       $22.15       $19.78

Number of branches including in-store locations         121          114          104

(a) In the first quarter of 2000, a $5.6 million after-tax gain was recognized from the sale of Downey Auto Finance Corp.
(b)  Includes minor amounts of loans purchased.

Note:Certain prior period amounts have been reclassified to conform to the current period presentation.

Note:On January 1, 2001,  Downey  adopted as  required  Statement  of  Financial
     Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The after-tax transition amount associated with implementation was immaterial and is reported in the Consolidated Statements of Income as "Cumulative effect of change in accounting principle."

                    DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                   Selected Financial Statistics - Continued
                             (Dollars in Thousands)

                                                            March 31,     December 31,      March 31,
                                                              2001            2000            2000
                                                          --------------------------------------------
LOANS HELD FOR INVESTMENT:
  Loans secured by real estate:
    Residential one-to-four units .....................   $ 7,652,325     $ 7,655,238     $ 6,961,984
    Residential one-to-four units - subprime ..........     1,765,656       1,743,914       1,699,956
                                                          --------------------------------------------
      Total one-to-four units .........................     9,417,981       9,399,152       8,661,940
    Residential five or more units ....................        18,915          19,460          20,292
    Commercial real estate ............................       162,169         164,604         148,920
    Construction ......................................        96,564         118,165         147,910
    Land ..............................................        21,230          26,880          72,139
  Non-mortgage:
    Commercial ........................................        21,312          21,721          26,922
    Automobile ........................................        36,590          39,614          35,469
    Other consumer ....................................        58,610          60,653          52,447
                                                          --------------------------------------------
      Total loans held for investment .................     9,833,371       9,850,249       9,166,039
  Increase (decrease) for:
      Undisbursed loan funds and net deferred costs
        and premiums ..................................        20,804           6,781         (29,416)
      Allowance for losses ............................       (34,059)        (34,452)        (32,529)
                                                          --------------------------------------------
    Total loans held for investment, net ..............   $ 9,820,116     $ 9,822,578     $ 9,104,094
                                                          ============================================

 LOANS HELD FOR SALE, NET:
    One-to-four units .................................   $   445,706     $   251,014     $   131,896
    One-to-four units - subprime ......................          --               558          25,821
    Increase for FAS 133 capitalized basis adjustment .           558            --              --
                                                          --------------------------------------------
     Total loans held for sale ........................   $   446,264     $   251,572     $   157,717
                                                          ============================================

LOANS SERVICED FOR OTHERS .............................   $ 4,296,883     $ 3,964,462     $ 3,171,829
                                                          ============================================
DELINQUENT LOANS:
  30-59 days ..........................................   $    25,808     $    20,191     $    21,931
  60-89 days ..........................................        13,698          16,324           7,593
  90+ days ............................................        34,122          30,070          20,217
                                                          --------------------------------------------
    Total delinquent loans ............................   $    73,628     $    66,585     $    49,741
                                                          ============================================
  Delinquencies as a percentage of total loans ........          0.72%           0.66%           0.53%
                                                          ============================================

NON-PERFORMING ASSETS:
  Non-accrual loans:
    Residential one-to-four units .....................   $    16,965     $    20,746     $    15,546
    Residential one-to-four units - subprime ..........        26,353          22,296          15,426
    Other .............................................         3,367           1,708           1,479
                                                          --------------------------------------------
      Total non-accrual loans .........................        46,685          44,750          32,451
  Troubled debt restructure - below market rate (a) ...           205             206             210
  Real estate acquired in settlement of loans .........        11,634           9,942           7,115
  Repossessed automobiles .............................            15              76            --
                                                          --------------------------------------------
    Total non-performing assets .......................   $    58,539     $    54,974     $    39,776
                                                          ============================================
  Non-performing assets as a percentage of total assets          0.53%           0.50%           0.40%
                                                          ============================================

(a) Represents a one-to-four unit residential loan.

                    DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                   Selected Financial Statistics - Continued
                             (Dollars in Thousands)

                                                                           Three Months Ended
                                  --------------------------------------------------------------------------------------------------
                                           March 31, 2001                  December 31, 2000                  March 31, 2000
                                  --------------------------------------------------------------------------------------------------
                                                          Average                           Average                          Average
                                    Average                Yield/     Average                Yield/     Average               Yield/
(Dollars in Thousands)              Balance     Interest    Rate      Balance     Interest    Rate      Balance    Interest    Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
   Loans .......................  $10,180,942   $212,762    8.36%   $ 9,803,336   $203,336    8.30%   $8,946,021   $172,470    7.71%
   Mortgage-backed securities ..        7,761        128    6.60         11,282        184    6.52        20,877        352    6.74
   Investment securities .......      431,023      7,076    6.66        378,359      6,255    6.58       313,481      4,693    6.02
------------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning
         assets ................   10,619,726    219,966    8.29     10,192,977    209,775    8.23     9,280,379    177,515    7.65
Non-interest-earning assets ....      353,887                           341,736                          336,592
------------------------------------------------------------------------------------------------------------------------------------
   Total assets ................  $10,973,613                       $10,534,713                       $9,616,971
====================================================================================================================================
Transaction accounts:
   Non-interest-bearing checking  $   246,246    $  --     --   %   $   228,353   $   --     --   %   $  191,192   $   --     --   %
   Interest-bearing checking (a)      396,484        633    0.65        386,301        778    0.80       370,715        937    1.02
   Money market ................       89,259        626    2.84         88,956        636    2.84        92,295        651    2.84
   Regular passbook ............      766,948      6,427    3.40        764,511      6,570    3.42       820,498      7,373    3.61
------------------------------------------------------------------------------------------------------------------------------------
      Total transaction accounts    1,498,937      7,686    2.08      1,468,121      7,984    2.16     1,474,700      8,961    2.44
Certificates of deposit ........    6,873,614    107,115    6.32      6,394,378    100,910    6.28     5,275,462     72,272    5.51
------------------------------------------------------------------------------------------------------------------------------------
   Total deposits ..............    8,372,551    114,801    5.56      7,862,499    108,894    5.51     6,750,162     81,233    4.84
Borrowings .....................    1,716,077     25,962    6.14      1,814,189     28,903    6.34     2,108,736     30,478    5.81
Capital securities .............      120,000      3,041   10.14        120,000      3,041   10.14       120,000      3,041   10.14
------------------------------------------------------------------------------------------------------------------------------------
   Total deposits, borrowings
      and capital securities ...   10,208,628    143,804    5.71      9,796,688    140,838    5.72     8,978,898    114,752    5.14
Other liabilities ..............      129,588                           124,765                           94,980
Stockholders' equity ...........      635,397                           613,260                          543,093
------------------------------------------------------------------------------------------------------------------------------------
   Total liabilities and
      stockholders' equity .....  $10,973,613                       $10,534,713                       $9,616,971
====================================================================================================================================
Net interest income/interest
   rate spread .................                $ 76,162    2.58%                 $ 68,937    2.51%                $ 62,763    2.51%
Excess of interest-earning assets
   over deposits, borrowings and
   capital securities ..........  $   411,098                       $   396,289                       $  301,481
Effective interest rate spread .                            2.87                              2.71                             2.71
====================================================================================================================================

(a)  Includes amounts swept into money market deposit accounts.